Exhibit 10.47

EIGHTH AMENDMENT TO LEASE AGREEMENT

THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (this “Eighth Amendment”) is made and entered into this 13th day of March, 2006, by and between WINDSOR AT GWINNETT PARK 4350, L.L.C., a Delaware limited liability company (“Landlord”), and NOVT CORPORATION, formerly NOVOSTE CORPORATION, a Florida corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Weeks Master Partnership, Ltd. (“Weeks Master”) and Tenant entered into that certain Lease Agreement dated July 9, 1992 (the “Original Lease”); and

WHEREAS, Weeks Master heretofore assigned all of its interest under the Original Lease to Weeks Realty, L.P. (“Weeks”); and

WHEREAS, Weeks and Tenant entered into that certain First Amendment to Lease Agreement dated May 19, 1995 (the “First Amendment”), as amended by that certain Second Amendment to Lease Agreement dated March 4, 1998 (the “Second Amendment”), as amended by that certain Third Amendment to Lease Agreement dated October 23, 1998 (the “Third Amendment”; the Original Lease, the First Amendment, the Second Amendment and the Third Amendment being hereinafter referred to, collectively, as the “First Amended Lease”); and

WHEREAS, Duke Realty Limited Partnership (“Duke”) is the successor by merger to Weeks; and

WHEREAS, Duke and Tenant entered into that certain Fourth Amendment to Lease Agreement dated December 28, 1999 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Lease Agreement dated February 1, 2001 (the “Fifth Amendment”), as amended by that certain Sixth Amendment to Lease Agreement dated October 17, 2002 (the “Sixth Amendment”), as amended by that certain Seventh Amendment to Lease Agreement dated September 30, 2005 (the “Seventh Amendment”), the First Amended Lease, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment being hereinafter referred to, collectively, as the “Lease”); and

WHEREAS, Landlord is the successor by assignment to Duke; and

WHEREAS, pursuant to the Lease, Tenant currently leases from Landlord approximately 44,592 square feet of space located within Suites A and C of that certain building (the “Building”) located at 4350 International Boulevard, Norcross, Georgia, within Gwinnett Park (the “Leased Premises”); and

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease, which, without such extension, will expire by its terms on March 31, 2006, and to modify and amend certain other terms and provisions of the Lease, and to ratify the Lease as so amended, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and of Ten and No/100 Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Defined Terms. All terms used herein but not otherwise defined herein shall have the meanings set forth and/or defined in the Lease, unless specifically indicated herein to the contrary.

2. Term. The Term of the Lease is hereby extended through and including June 30, 2006 (the “Extended Term”).

3. Leased Premises. Landlord and Tenant hereby acknowledge and confirm that the Leased Premises are located at 4350 International Boulevard, Norcross, Georgia, within Gwinnett Park, and contain 44,592 rentable square feet.

4. Permitted Occupancy of Best Vascular, Inc. of the Leased Premises. Landlord acknowledges that Tenant has or will shortly after the execution of this Eighth Amendment to Lease Agreement consummate certain transactions whereby Best Vascular, Inc., a Delaware corporation, will acquire substantially all of the assets of Tenant’s VBT business located within and on the Leased Premises. Notwithstanding anything to the contrary in paragraph 20.01 of the Lease, Landlord hereby consents to the occupancy of Best Vascular, Inc. of the Leased Premises during the Extended Term, provided that Best Vascular, Inc. agrees to abide by the terms and conditions of the Lease with respect to the use of the Leased Premises.

5. Monthly Rent. Landlord and Tenant agree that during the Extended Term commencing as of April 1, 2006, Tenant shall pay to Landlord, in accordance with all of the terms and conditions set forth in the Lease, Monthly Rent as follows:

Months	Total Rent		Monthly Rent
1 – 3*	$78,186.27	*	$26,062.09	*

*	The Monthly Rent is an amount equal to Twenty Six Thousand Sixty-Two and 09/100 Dollars ($26,062.09), which includes Two Thousand Four Hundred Eight and 26/100 Dollars ($2,408.26) in reimburseables. Upon execution of this Eighth Amendment, Tenant shall pay to Landlord in full Ninety Five Thousand Nine Hundred Twenty-Six and 64/100 Dollars ($95,926.64) (an amount equal to Total Rent plus “Increased Monthly Rent”, which is defined as one-half (1/2) of Monthly Rent less reimburseables, times one and one-half (1 1/2) months’ (i.e. $78,186.27 + .5 x $23,653.83 x 1.5 = $95,926.64)). In the event Tenant has not executed either a Letter of Intent to enter a lease or an amendment to a lease for the Leased Premises for a term of not less than thirty-six (36) months (the “New Lease Term”) with a commencement date of July 1, 2006 (“New Lease”) on or before May 15, 2006, then either Landlord or Tenant may terminate the Lease upon forty-five (45) days’ prior written notice (the “Termination Notice”) to the other party. In the event Tenant or Best Vascular, Inc., as the case may be, enters into a New Lease before May 15, 2006, any and all Increased Monthly Rent paid to Landlord shall be credited towards the Tenant’s rental payments or Best Vascular, Inc.’s rental payments, as the case may be, due in the New Lease Term.

In the event Tenant or Best Vascular, Inc., as the case may be, has not entered into a New Lease Term or provided the required Termination Notice to Landlord by the end of the Extended Term, Tenant or Best Vascular, Inc., as the case may be, shall have the option to continue to occupy the Leased Premises on a month-to-month term subject to the provisions of the Lease, provided Tenant or Best Vascular, Inc., as the case may be, shall pay Landlord, in addition to any other rent or other sums then due Landlord, on the first (1st) day of each month thereafter, a Monthly Rent of Thirty Seven Thousand Eight Hundred Eighty-Nine and 01/100 Dollars ($37,889.01) which includes Two Thousand Four Hundred Eight and 26/100 Dollars ($2,408.26) in reimburseables. Notwithstanding anything to the contrary in the Lease and for the avoidance of doubt, Best Vascular, Inc. shall be a permitted third party beneficiary with respect to this paragraph 5.

6. Rent Payments. The Lease is hereby modified to reflect that Landlord’s rental payment address is as follows:

Windsor at Gwinnett Park

c/o Windsor Property Management Commercial Lockbox	PO Box 403216

Atlanta, Georgia 30384-3216

7. As Is. Landlord and Tenant hereby agree that Landlord shall deliver and Tenant shall accept the Leased Premises on an “AS IS” basis, and any and all improvements to be made to the Leased Premises shall be at Tenant’s sole cost and expense.

8. Non-Waiver. Except as expressly provided for herein, Landlord and Tenant each hereby agree that nothing contained in this Eighth Amendment shall be deemed or construed to waive or to modify the terms or conditions of the Lease, all of which are hereby restated in their entirety.

9. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and upon the heirs, executors, representatives, administrators, successors and assigns of Landlord and Tenant.

10. Governing Law. This Eighth Amendment shall be governed by and construed in accordance with Georgia law and venue for any action or legal proceeding hereunder shall be permitted solely in Gwinnett County, Georgia.

11. Affirmation. Tenant and Landlord hereby affirm that the Lease has not been modified or amended (except as provided in this Eighth Amendment) and that all of Landlord’s and Tenant’s obligations accrued to date have been performed. Tenant and Landlord hereby ratify the provisions of the Lease, as modified hereby, on behalf of each of them and their successors and assigns.

12. Full Force and Effect. Except as expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. This Eighth Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter. To the extent of any inconsistency between the Lease and this Eighth Amendment, the terms of this Eighth Amendment shall control.

{Signature page follows}

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Eighth Amendment to be executed under seal as of the day and year first written above.

TENANT:

NOVT CORPORATION, a Florida corporation

By:	/s/ Alfred J. Novak
Name:	Alfred J. Novak
Title:	President and CEO

Attest:	/s/ Daniel G. Hall
Name:	Daniel G. Hall
Title:	VP, Secretary and General Counsel

LANDLORD:

WINDSOR AT GWINNETT PARK 4350, L.L.C., a Delaware limited liability company

By:	200 State Street Investors Limited Partnership, a Massachusetts limited partnership, its sole managing member

By:	200 State Street Investors Corporation, a Delaware corporation, its general partner

By:	/s/ Robert T. Karp
Robert T. Karp
President

Attest:	/s/ Richard G. Sullivan
Name:	Richard G. Sullivan
Title:	Assistant Vice President